UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 12, 2004

WILLIAM LYON HOMES

(Exact name of registrant as specified in its charter)

Delaware	0-18001	33-0864902
(State or other jurisdiction of incorporation or organization	(Commission file number)	(I.R.S. Employer Identification No.)

4490 Von Karman Avenue Newport Beach, California	92660 (Zip Code)
(Address of principal executive offices)

(949) 833-3600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name and former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01    Entry into a Material Definitive Agreement

On October 12, 2004, William Lyon Homes, Inc. (“California Lyon”), a California corporation and wholly-owned subsidiary of William Lyon Homes (“Delaware Lyon” or the “Company”), and Guaranty Bank entered into that certain Agreement for Seventh Modification of Deeds of Trust and Other Loan Instruments dated as of October 6, 2004 (the “Seventh Modification”). Among other things, the Seventh Modification (a) amended that certain Third Amended and Restated Revolving Promissory Note executed by California Lyon for the benefit of Guaranty Bank and dated November 14, 2003 by (i) extending the “Facility Expiration Date” from November 11, 2004 to October 19, 2005, (ii) reducing the “Base Rate Spread” that is applicable when California Lyon’s ratio of total liabilities to tangible net worth is 3.25 (or less) to 1 from 0.10% to 0.00%, (iii) reducing the “Euro-Dollar Interest Rate Spread” that is applicable when California Lyon’s ratio of total liabilities to tangible net worth is 3.25 - 3.00 to 1 from 2.60% to 2.35%, (iv) reducing the “Euro-Dollar Interest Rate Spread” that is applicable when California Lyon’s ratio of total liabilities to tangible net worth is 2.99 - 2.50 to 1 from 2.50% to 2.25%, and (v) reducing the “Euro-Dollar Interest Rate Spread” that is applicable when California Lyon’s ratio of total liabilities to tangible net worth is 2.49 (or less) to 1 from 2.40% to 2.15%, and (b) amended that certain Master Loan Agreement dated August 31, 2000 by and between California Lyon and Guaranty Bank by increasing the “Facility Fee” from Three Hundred Fifty Thousand Dollars ($350,000) to Four Hundred Thirty-Seven Thousand Five Hundred Dollars ($437,500).

The terms of the Seventh Modification were established in arms-length negotiations with Guaranty Bank. Guaranty Bank also acts as a lender to an affiliate of California Lyon under a separate credit facility. In addition, Guaranty Bank and its affiliates may act as lenders to California Lyon and its affiliates in the future. They receive, and expect to receive, customary fees for these services.

The Seventh Modification is attached hereto as Exhibit 10.1, and is incorporated herein by this reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Seventh Modification. Any information disclosed in this Current Report on Form 8-K or the exhibit hereto shall not be construed as an admission that such information is material.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Forward-looking information involves important risks and uncertainties that could significantly affect future results and accordingly, such results may differ from those expressed in forward-looking statements made by or on behalf of the Company. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by forward-looking statements. Factors that could cause these statements to differ materially include those discussed in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Item 2.03    Creation of a Direct Financial Obligation

To the extent applicable, the contents of Item 1.01 above are incorporated into this Item 2.03 by this reference.

Item 9.01    Exhibits

(c)  Exhibits

Exhibit No.	Description

10.1	Agreement for Seventh Modification of Deeds of Trust and Other Loan Instruments dated as of October 6, 2004 by and between William Lyon Homes, Inc., a California corporation, and Guaranty Bank, a federal savings bank organized and existing under the laws of the United States.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2004

WILLIAM LYON HOMES

By:	/s/ MICHAEL D. GRUBBS
Name: Its:	Michael D. Grubbs Senior Vice President, Chief Financial Officer and Treasurer

2

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement for Seventh Modification of Deeds of Trust and Other Loan Instruments dated as of October 6, 2004 by and between William Lyon Homes, Inc., a California corporation, and Guaranty Bank, a federal savings bank organized and existing under the laws of the United States.